Exhibit 99.M5

                                    AMENDMENT
                             DATED DECEMBER 7, 2010,
                                     TO THE
                       DISTRIBUTION PLAN - H-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

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                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - H-CLASS SHARES

RYDEX SERIES FUNDS

     Mid-Cap 1.5x Strategy Fund
     Russell 2000(R) 1.5x Strategy Fund
     Europe 1.25x Strategy Fund
     U.S. Long Short Momentum Fund
     Multi-Hedge Strategies Fund
     S&P 500 Pure Value Fund
     S&P 500 Pure Growth Fund
     S&P MidCap 400 Pure Value Fund
     S&P MidCap 400 Pure Growth Fund
     Inverse Mid-Cap Strategy Fund
     S&P SmallCap 600 Pure Value Fund
     S&P SmallCap 600 Pure Growth Fund
     Inverse Russell 2000(R) Strategy Fund
     Strengthening Dollar 2x Strategy Fund
     Weakening Dollar 2x Strategy Fund
     Real Estate Fund
     Commodities Strategy Fund
     S&P 500 Fund
     Russell 2000(R) Fund
     All-Asset Moderate Strategy Fund
     All-Asset Conservative Strategy Fund
     All-Asset Aggressive Strategy Fund
     Managed Futures Strategy Fund
     High Yield Strategy Fund
     Inverse High Yield Strategy Fund
     International Long Short Select Fund
     Japan 2x Strategy Fund
     Alternative Strategies Allocation Fund
     Long/Short Commodities Strategy Fund
     Equity Market Neutral Fund
     Event Driven and Distressed Strategies Fund
     Alternative Strategies Fund
     Long Short Equity Strategy Fund
     Long Short Interest Rate Strategy Fund
     International 2x Strategy Fund
     Inverse International 2x Strategy Fund
     Emerging Markets 2x Strategy Fund
     Inverse Emerging Markets 2x Strategy Fund

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     GLOBAL MACRO FUND
     MANAGED FUTURES ALPHA FUND

DISTRIBUTION FEES

     Distribution Services..............   Twenty-Five basis points (.25%)

CALCULATION OF FEES

     Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.